UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 15, 2018
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On March 15, 2018, Rick Hill informed the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) that he would not stand for re-election to the Board at the 2018 Annual Meeting of Stockholders. The decision of Mr. Hill to not seek re-election is not the result of any disagreement with the Company.
Election of Director
On March 21, 2018, the Board appointed Karen Blasing to the Board. Ms. Blasing, age 61, has over 25 years of executive operational and financial leadership experience in the technology industry. Ms. Blasing served as the chief financial officer of Guidewire Software, Inc. from 2009 to March 2015. Prior to Guidewire, Ms. Blasing served as the chief financial officer for Force 10 Networks and the Senior Vice President of Finance for salesforce.com, inc. She also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation. Ms. Blasing holds a Bachelor of Arts degree in Economics and a Bachelor of Arts degree in Business Administration from the University of Montana and a Master of Business Administration degree from the University of Washington. She sits on the board of directors of Ellie Mae, Inc. and Zscaler, Inc.
Ms. Blasing will participate in the non-employee director compensation arrangements described in the Company's 2017 annual proxy statement filed with the Securities and Exchange Commission on May 2, 2017. Under the terms of those arrangements, she will receive, among other things, annual compensation of $75,000 and a prorated initial restricted stock unit grant to acquire the equivalent of $56,849 of the Company's common stock, which vests on the date of the Company’s next annual meeting of stockholders, under the Company's 2012 Outside Directors' Stock Plan. There are no arrangements or understandings between Ms. Blasing and any other persons pursuant to which Ms. Blasing was named a director of the Company. Ms. Blasing does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, Ms. Blasing executed the Company's standard form of indemnification agreement. Ms. Blasing has not entered into any other material plan, contract, arrangement or amendment in connection with her appointment to the Board.
The Board appointed Ms. Blasing as a member of the Company's Audit Committee, effective as of March 21, 2018. Ms. Blasing is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 21, 2018, the Company issued a press release regarding the appointment of Ms. Blasing to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 21, 2018, the Board amended the Company's Bylaws to change the number of directors from ten (10) to elven (11) and to make conforming changes throughout the Bylaws to remove the concept of the Office of the Chief Executive Officer in recognition that the Company has one CEO rather than Co-CEOs. The foregoing description of the amendments to the Bylaws is not complete and is qualified in its entirety by the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

3.1	Bylaws, as amended

99.1	Press release, dated as of March 21, 2018, entitled “Autodesk Appoints Karen Blasing to Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer & Secretary
Date: March 21, 2018

EXHIBIT INDEX

Exhibit No.    Description

3.1	Bylaws, as amended

99.1	Press release, dated as of March 21, 2018, entitled “Autodesk Appoints Karen Blasing to Board of Directors.”